SCHEDULE 14C INFORMATION

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

CYBERFUND, INC.

(Name of Registrant As Specified In Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CYBERFUND, INC.
c/o ROK Entertainment Group Ltd.
ROK House, Kingswood Business Park
Holyhead Road, Albrighton
Wolverhampton WV7 3AU
United Kingdom

Tel: 44-1902-374896

December 10, 2007

To Our Stockholders:

The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, November 27, 2007, that our board of directors has recommended, and that the holders of a majority of the voting power of our outstanding common stock voted on November 27, 2007, to approve the following:

1.    To change our corporate name to ROK Entertainment Group Inc. from Cyberfund, Inc.;

2.    To reincorporate Cyberfund in the state of Delaware though a merger of Cyberfund with and into a newly-formed Delaware subsidiary, to be known as “ROK Entertainment Group Inc.,” which will result in:

•	a change of domicile of Cyberfund to the state of Delaware from the state of Oklahoma, which means that the surviving corporation will be governed by the laws of the state of Delaware;

•	the change of our corporate name to ROK Entertainment Group Inc. from Cyberfund, Inc.;

•	your right to receive one share of common stock of ROK Entertainment Group for each share of common stock of Cyberfund owned by you as of the effective date of the reincorporation;

•	the persons serving presently as executive officers and directors of Cyberfund to serve in their same respective positions in ROK Entertainment Group after the reincorporation;

•	ROK Entertainment Group’s Certificate of Incorporation becoming the certificate of incorporation of the surviving corporation; and

•	ROK Entertainment Group’s By-laws becoming the by-laws of the surviving corporation; and

3.    To ratify the adoption by Cyberfund of the ROK Entertainment Group Inc. 2007 Incentive Compensation Plan.

As of the record date, 50,250,876 shares of our common stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. The holders of 25,633,711 shares of our common stock, or 51.0% of the issued and outstanding shares, voted in favor of our corporate name change, the terms of our proposed reincorporation and the ratification of the adoption of our 2007 Incentive Compensation Plan.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the filing of our certificate of merger for the reincorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your support and confidence in our new company.

Very truly yours, /s/ Laurence Alexander Laurence Alexander President and Chief Executive Officer

ii

CYBERFUND, INC.
c/o ROK Entertainment Group Ltd.
ROK House, Kingswood Business Park
Holyhead Road, Albrighton
Wolverhampton WV7 3AU
United Kingdom

Tel: 44-1902-374896
____________________

INFORMATION STATEMENT

DECEMBER 10, 2007
____________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY.

This information statement is furnished to the holders of record at the close of business on the record date, November 27, 2007, to inform our stockholders that our board of directors has recommended, and that the holders of a majority of the voting power of our outstanding common stock voted on November 27, 2007, to approve the following:

1.    To change our corporate name to ROK Entertainment Group Inc. from Cyberfund, Inc.;

2.    To reincorporate Cyberfund in the state of Delaware though a merger of Cyberfund with and into a newly-formed Delaware subsidiary, to be known as “ROK Entertainment Group Inc.,” which will result in:

•	a change of domicile of Cyberfund to the state of Delaware from the state of Oklahoma, which means that the surviving corporation will be governed by the laws of the state of Delaware;

•	the change of our corporate name to ROK Entertainment Group Inc. from Cyberfund, Inc.;

•	your right to receive one share of common stock of ROK Entertainment Group for each share of common stock of Cyberfund owned by you as of the effective date of the reincorporation;

•	the persons serving presently as executive officers and directors of Cyberfund to serve in their same respective positions in ROK Entertainment Group after the reincorporation;

•	ROK Entertainment Group’s Certificate of Incorporation becoming the certificate of incorporation of the surviving corporation; and

•	ROK Entertainment Group’s By-laws becoming the by-laws of the surviving corporation; and

3.    To ratify the adoption by Cyberfund of the ROK Entertainment Group Inc. 2007 Incentive Compensation Plan.

This information statement will be sent on or about December 10, 2007, to our stockholders of record who do not sign the majority written consent described in this information statement.

VOTING SECURITIES

As of the record date, 50,250,876 shares of our common stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders. The holders of 25,633,711 shares of our common stock, or 51.0% of the issued and outstanding shares, voted in favor of our corporate name change, the terms of our proposed reincorporation and the ratification of the adoption of our 2007 Incentive Compensation Plan.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the filing of the certificate of merger for our reincorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

Distributions and Costs

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. We will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and annual reports by contacting us at our address noted above.

Dissenters’ Rights

Under Oklahoma law, dissenters may require the company to purchase their stock because the stock is not listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority, Inc. and does not otherwise qualify for any other exemption from appraisal rights under Oklahoma law. In order to be eligible for appraisal rights, a holder (1) may not vote for the merger, and (2) holder must exercise and perfect appraisal rights within strict timeframes and using certain procedures prescribed by the Oklahoma General Corporation Act. These procedures are outlined below under “Background and Purpose - Exercise of Appraisal Rights.”

STOCKHOLDER PROPOSAL NO. 1

Change of the Company’s Corporate Name

Background and Purpose

On November 14, 2007, our board of directors approved a change of our corporate name to “ROK Entertainment Group Inc.” The name change will be effected by virtue of the reincorporation of our company in the state of Delaware, as described below.

STOCKHOLDER PROPOSAL NO. 2

Reincorporation in the State of Delaware

Summary

Transaction:	Reincorporation in the state of Delaware.

Purpose:
To provide greater flexibility and simplicity in corporate transactions and reduce taxes and other costs of doing business. For more information, see “Background and Purpose of Reincorporation; Principal Reasons for Reincorporation in Delaware.”

The purpose of this information statement is to inform holders of our common stock of this corporate action.

Record Date:	November 27, 2007

Method:
Merger with and into our newly-formed, wholly-owned subsidiary, ROK Entertainment Group Inc. For more information, see “Background and Purpose of Reincorporation; Principal Features of the Reincorporation.”

Exchange Ratios:
One share of ROK common stock will be issued for each share of our common stock held as of the effective date of the reincorporation. For more information, see “Background and Purpose of Reincorporation; Principal Features of the Reincorporation.”

Effective Date:	20 days after the mailing of this information statement.

Right to Dissent:
Any stockholder is entitled to be paid the fair value of his, her or its shares if the stockholder timely dissents to the reincorporation or any of the actions resulting from or in connection with the reincorporation. For more information, see “Rights of Dissenting Shareholders.”

Questions and Answers

This information statement is first being sent to stockholders on or about December 10, 2007. The following questions and answers are intended to respond to frequently-asked questions concerning our reincorporation in Delaware. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire information statement, as well as its exhibits.

Q:	Why are we reincorporating in Delaware and changing our corporate name?

A:
We believe that the reincorporation in Delaware will give us more flexibility and simplicity in various corporate transactions. Delaware has adopted a General Corporation Law that includes by statute many concepts created by judicial rulings in other jurisdictions. Therefore, we believe that Delaware provides a recognized body of corporate law that is consistently interpreted by Delaware courts, thus facilitating corporate governance by our officers and directors. As part of the reincorporation, Cyberfund’s name will be changed to that of its subsidiary, ROK Entertainment Group Inc. By changing our name, we will maintain the ROK name through which our operating subsidiary, ROK Entertainment Group Limited, has conducted its business since it was acquired by Cyberfund in the share exchange transaction that was completed on November 14, 2007.

Q:	Why are we not soliciting proxies to approve the reincorporation?

A:
The board of directors has already approved the reincorporation in Delaware, and the holders of approximately 98% of our outstanding shares of common stock have voted in favor of the reincorporation, which is a sufficient percentage for passage without the need for soliciting proxies.

Q:	What are the principal features of the reincorporation?

A:
The reincorporation will be accomplished by merging with and into our newly-formed, wholly-owned subsidiary, ROK Entertainment Group Inc. One new share of ROK common stock will be issued for each outstanding share of our common stock held by our stockholders on the effective date of the reincorporation. Our shares will continue to be eligible to be quoted on the OTC Bulletin Board. Shares of ROK will be eligible to be quoted under its new corporate name beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol that have not yet been assigned.

Q:	What are the differences between Delaware and Oklahoma law?

A:
There are some differences between the laws of the state of Oklahoma and state of Delaware that impact your rights as a stockholder. For information regarding the differences between the corporate laws of the state of Delaware and the state of Oklahoma, please see “Background and Purpose; Differences Between the Corporate Laws and Charter Documents Governing Cyberfund, Inc. and ROK Entertainment Group Inc.”

Q:	How will the reincorporation affect my ownership?

A:	Your ownership interest will not be affected by the reincorporation.

Q:	How will the reincorporation affect our officers, directors and employees?

A:	Our officers, directors and employees will become the officers, directors and employees of ROK after the effective date of the reincorporation.

Q:	How will the reincorporation affect our business?

A:	ROK will continue its business at the same location and with the same assets. Cyberfund will cease its corporate existence in the state of Oklahoma on the effective date of the reincorporation.

Q:	What do I do with my stock certificates?

A:
Delivery of your certificates issued prior to the effective date of the reincorporation will constitute “good delivery” of shares in transactions subsequent to reincorporation. Certificates representing shares of ROK will be issued with respect to transfers occurring after the reincorporation. New certificates will also be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

It will not be necessary for our stockholders to exchange their existing stock certificates for certificates of ROK. Outstanding stock certificates of Cyberfund should not be destroyed or sent to us.

Q:	What if I have lost my certificate?

A:
If you have lost your certificate, you can contact our transfer agent to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for sale of transfer. Our transfer agent may be reached at:

OTC Stock Transfer Co. 231 E. 2100 South Salt Lake City, Utah 84115 Phone: 801-485-5555 Fax: 801-486-0562

Q:	Can I require the Company to purchase my stock?

A:
Yes, under Oklahoma law, you can require the company to purchase your stock because the stock is not listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority, Inc. and does not otherwise qualify for any other exemption from appraisal rights under Oklahoma law. In order to be eligible for appraisal rights, you (1) may not vote for the merger, and (2) must exercise and perfect your appraisal rights within strict timeframes and using certain procedures prescribed by the Oklahoma General Corporation Act. These procedures are outlined below under “Reincorporation by Merger-Appraisal Rights.” In addition, the complete text of the Oklahoma statute governing merger appraisal rights is attached as Exhibit 4 to this information statement.

Q:	Who will pay the costs of reincorporation?

A:
We will pay all of the costs of reincorporation in Delaware, including distributing this information statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our common stock. We do not anticipate contracting for other services in connection with the reincorporation.

Q:	Will I have to pay taxes on the new certificates?

A:
We believe that the reincorporation is not a taxable event and that you will be entitled to the same tax basis in the shares of ROK that you had in our common stock. Everyone’s tax situation is different and you should consult with your personal tax advisor regarding the tax effect of the reincorporation.

Background and Purpose

The following discussion summarizes the important aspects of our reincorporation in Delaware. This summary does not include all of the provisions of the Agreement and Plan of Merger between Cyberfund and ROK, the form of which is attached as Exhibit 1, the Certificate of Incorporation of ROK, the form of which is attached as Exhibit 2, or the By-laws of ROK, the form of which is attached as Exhibit 3. Copies of the Articles of Incorporation and the By-laws of Cyberfund are available for inspection at our principal office and we will send copies to stockholders upon request.

Principal Reasons for Reincorporation in Delaware

We believe that the reincorporation in Delaware will provide a greater measure of flexibility and simplicity in corporate transactions and reduce taxes and other costs of doing business. We also believe Delaware provides a recognized body of corporate law that will facilitate corporate governance by our officers and directors. Delaware is a favorable legal and regulatory environment in which to operate and where a substantial number of Fortune 500 companies and New York and American Stock Exchange and Nasdaq listed firms are incorporated today. For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that which we proposed. Because of Delaware’s longstanding policy of encouraging incorporation in that state, and consequently its preeminence as the state of incorporation for many major corporations, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. It is anticipated that Delaware corporate law will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to our corporate legal affairs. Certain aspects of Delaware corporate law have, however, been criticized on the ground that they do not afford minority stockholders the same substantive rights and protection as are available in a number of other states. For a discussion of some differences in stockholders’ rights and the powers of management under Delaware law and Oklahoma law, see “Differences Between the Corporate Laws and Charter Documents Governing Cyberfund and ROK.”

Principal Features of the Reincorporation

The reincorporation in Delaware will be effected by our merger with and into ROK Entertainment Group Inc., a newly-formed, wholly-owned subsidiary of Cyberfund incorporated in Delaware for this purpose. ROK, which will be the surviving entity, has not engaged in any activities except in connection with the reincorporation. The mailing address of its principal executive offices and its telephone number are the same as those of Cyberfund. As part of its approval and recommendation of the reincorporation, the board of directors of Cyberfund has approved, and recommended to our stockholders, an Agreement and Plan of Merger pursuant to which Cyberfund will be merged with and into ROK. The full texts of the Agreement and Plan of Merger, and the Certificate of Incorporation and By-laws of ROK, the successor Delaware company under which Cyberfund’s business will be conducted after the reincorporation, are attached as Exhibits 1, 2 and 3, respectively. The discussion contained in this information statement is qualified in its entirety by reference to such exhibits.

Upon the receipt by Cyberfund of any required third party consents to the reincorporation, and upon the filing of appropriate certificates of merger with the Secretaries of State of the states of Oklahoma and Delaware, Cyberfund will be merged with and into ROK pursuant to the Agreement and Plan of Merger, resulting in a change in Cyberfund’s state of incorporation from Oklahoma to Delaware, and a change in our company’s corporate name from Cyberfund, Inc. to ROK Entertainment Group Inc. We will then be subject to the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of ROK, which will replace Cyberfund’s current Articles of Incorporation and By-laws. These changes may alter the rights of stockholders of Cyberfund. See “Differences Between the Corporate Laws and Charter Documents Governing Cyberfund and ROK.” The text of the Certificate of Incorporation and By-laws of ROK are attached hereto as Exhibits 2 and 3, respectively. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both Cyberfund and ROK of a Certificate of Merger with the state of Oklahoma and the state of Delaware. The reincorporation will become effective 20 days after the date of the mailing of this information statement. As a result of the reincorporation, Cyberfund will cease its corporate existence in the state of Oklahoma.

Upon completion of the reincorporation, each of our stockholders will be entitled to receive one share of ROK common stock for each share of Cyberfund common stock that he, she or it owns on the effective date of the reincorporation. Each share of ROK common stock owned by us will be canceled and resume the status of authorized and unissued ROK common stock. In addition, outstanding stock options and warrants to purchase shares of common stock will be converted automatically into stock options and warrants to purchase the same number of shares of common stock of ROK. Each employee stock plan and any other employee benefit plan to which Cyberfund is a party will be assumed by ROK and, to the extent any such plan provides for the issuance or purchase of Cyberfund’s common stock, it will be deemed to provide for the issuance or purchase of shares of common stock of ROK.

IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF CYBERFUND TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF ROK; OUTSTANDING STOCK CERTIFICATES OF CYBERFUND SHOULD NOT BE DESTROYED OR SENT TO CYBERFUND. The common stock of ROK will continue to be quoted through the OTC Bulletin Board, which will consider the existing stock certificates as constituting “good delivery” in transactions subsequent to the reincorporation.

The Certificate of Incorporation and By-laws of ROK are different from our Articles of Incorporation and By-laws. Your rights as stockholders may be affected by the reincorporation by, among other things, the differences between the laws of the state of Oklahoma, which govern Cyberfund, and the laws of the state of Delaware, which govern ROK. See the information under “Differences between the Corporate Laws and Charter Documents Governing Cyberfund and ROK” for a summary of the differences between the corporate laws of the state of Oklahoma and the state of Delaware.

The reincorporation will not result in any changes in our business, management, assets, liabilities or net worth. ROK is currently our wholly-owned subsidiary and, upon completion of the reincorporation, will succeed by operation of law to all of our business, assets and liabilities. The board of directors and officers of ROK will consist of the same persons who are our directors and officers prior to the reincorporation. Our daily business operations will continue at our principal executive offices at ROK Entertainment Group Ltd., ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton WV7 3AU, United Kingdom.

Change in Capitalization

Our authorized capital on the date of this information statement consisted of 101,000,000 shares of capital stock, divided into 100,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. On the date of this information statement, there were 50,250,876 shares of our common stock and no shares of our preferred stock issued and outstanding. The authorized capital of ROK consists of 101,000,000 shares of capital stock, divided into 100,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share, with the right conferred upon the board of directors to set the dividend, voting, conversion, liquidation and other rights, as well as the qualifications, limitations and restrictions, with respect to such preferred stock as the board of directors may determine from time to time. As a result of the reincorporation and exchange of the common stock, ROK will have outstanding 50,250,876 shares of common stock and no shares of preferred stock outstanding. Accordingly, the board of directors of ROK will have available 49,749,124 shares of common stock and 1,000,000 shares of preferred stock which are authorized but unissued and unreserved. The reincorporation will not affect our total stockholders’ equity or total capitalization.

The additional shares of common stock authorized under ROK’s Certificate of Incorporation would be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights under ROK’s Certificate of Incorporation to subscribe for additional securities which may be issued by ROK. The issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of common stock and may adversely affect the market price of the common stock.

The board of directors of ROK has not adopted any designations, rights or preferences for the preferred stock. The board of directors of ROK may authorize, without further stockholder approval, the issuance of such shares of preferred stock to such persons, for such consideration, and upon such terms as the board of directors determines. This issuance could result in a significant dilution of the voting rights and the stockholders’ equity of then existing stockholders.

There are no present plans, understandings or agreements, and we are not engaged in any negotiations, that will involve the issuance of preferred stock. However, the board of directors believes it prudent to have shares of preferred stock available for such corporate purposes as the board of directors may from time to time deem necessary and advisable including for acquisitions and the raising of additional capital, for which there are no present agreements or understandings.

Issuance of additional authorized common stock or preferred stock may have the effect of:

•	deterring or thwarting persons seeking to take control of ROK through a tender offer, proxy fight or otherwise;

•	inhibiting the removal of incumbent management; or

•
impeding a corporate transaction such as a merger. For example, the issuance of common stock or preferred stock could be used to deter or prevent such a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly.

Change in By-laws

Upon the completion of the reincorporation, the By-laws of ROK will become the by-laws of the surviving corporation. While the By-laws of ROK are similar to the By-laws of Cyberfund, there are differences which may affect your rights as a stockholder.

Differences Between the Corporate Laws and Charter Documents Governing Cyberfund and ROK

Cyberfund is incorporated under the laws of the state of Oklahoma and ROK is incorporated under the laws of the state of Delaware. On the effective date of the reincorporation, the stockholders of Cyberfund, whose rights currently are governed by Oklahoma law and Cyberfund’s Articles of Incorporation and By-laws, which were created pursuant to Oklahoma law, will become stockholders of ROK, a Delaware company, and their rights as stockholders will then be governed by Delaware law and ROK’s Certificate of Incorporation and By-laws, which were created under Delaware law.

The corporation laws of Oklahoma and Delaware differ in some respects. Although all the differences are not described in this information statement, the most significant differences, in the judgment of the management of Cyberfund, are summarized below. Shareholders should refer to the Delaware General Corporation Law and the Oklahoma Business Corporation Act to understand how these laws apply to ROK and Cyberfund, respectively.

Removal of Directors. Directors may generally be removed with or without cause under the laws of both Oklahoma and Delaware, with the approval of a majority of the outstanding shares entitled to vote in an election of directors. However, no director may be removed in Delaware if the number of votes cast against such removal would be sufficient to elect the director.

Appraisal Rights. Under Oklahoma law, in the event of a merger or consolidation, stockholders who did not vote in favor of, or consent to the merger are, after compliance with statutory procedures, entitled to have a district court determine the fair value of their shares and to receive such fair value from the surviving company in exchange for their shares. However, stockholders are not entitled to appraisal rights if, the stockholder's shares are (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the Financial Industry Regulatory Authority, Inc., or (ii) held of record by more than 2,000 stockholders, unless the stockholders are required by the terms of the merger agreement to accept anything other than any one or a combination of the following:

•	shares of stock of the surviving corporation;

•
shares of stock of any other corporation that will either not be listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory, Inc., or held of record by more than two thousand holders; or

•	cash in lieu of fractional shares or fractional depository receipts.

Delaware law permits a stockholder to demand and receive payment of the fair value of the holder's stock upon a merger or consolidation unless:

•
the stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the Financial Industry regulatory Authority, Inc., or is designated for trading on the NASDAQ Small Cap Market;

•	the stock is that of the successor in a merger (unless the merger alters the contract rights of the stock expressly set forth in the charter and the charter does not reserve the right to do so);

•
the stock is to be converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock of the successor);

•
the stockholder is not entitled to vote on the transaction (other than in connection with a merger of a parent and 90% owned subsidiary where no vote is required under section 253 of the General Corporation Law of Delaware), or the stockholder did not own the stock on the record date for determining stockholders entitled to vote on the transaction;

•	the charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder; or

•
the stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

Stockholders are entitled to receive appraisal rights under Oklahoma law in connection with our merger to reincorporate, and would also be entitled to receive such rights if we were already governed by Delaware law.

Federal Income Tax Consequences of the Reincorporation

Cyberfund believes that, for federal income tax purposes, no gain or loss will be recognized by Cyberfund, ROK or the stockholders of Cyberfund who receive ROK common stock for their Cyberfund common stock in connection with the reincorporation. The adjusted tax basis of each whole share of ROK common stock received by a stockholder of Cyberfund as a result of the reincorporation will be the same as the stockholder’s aggregate adjusted tax basis in the shares of Cyberfund common stock converted into such shares of ROK common stock. A stockholder who holds Cyberfund common stock will include in his holding period for the ROK common stock that he receives as a result of the reincorporation his holding period for Cyberfund common stock converted into such ROK common stock.

Because of the complexity of the capital gains and loss provisions of the Internal Revenue Code of 1986 and the uniqueness of each individual’s capital gain or loss situation, stockholders contemplating exercising statutory dissenters’ rights should consult their own tax advisor regarding the federal income tax consequences of exercising such rights. State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

Dissenter’s Rights of Appraisal

Under Oklahoma law, in the event of a merger or consolidation, stockholders who did not vote in favor of, or consent to the merger are, after compliance with statutory procedures, entitled to have a district court determine the fair value of their shares and to receive such fair value from the surviving company in exchange for their shares. However, stockholders are not entitled to appraisal rights if the stockholder's shares are (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the Financial Industry Regulatory Authority, Inc., or (ii) held of record by more than 2,000 stockholders, unless the stockholders are required by the terms of the merger agreement to accept anything other than any one or a combination of the following:

•	shares of stock of the surviving corporation;

•
shares of stock of any other corporation that will be either not be listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority, Inc., or held of record by more than two thousand holder; or

•	cash in lieu of fractional shares or fractional depository receipts.

Accordingly, appraisal rights are available in connection with our reincorporation by merger, and a summary of these procedures follows immediately below. The summary is qualified in its entirety by the text of the Oklahoma statute describing these rights, a copy of which is attached as Exhibit 4 to this Information Statement. All stockholders are urged to read the summary and the statute carefully. Failure to follow the procedures outlined therein can result in the loss of your appraisal right.

YOU ARE ENTITLED TO DISSENT FROM THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT OR TO DEMAND APPRAISAL OF YOUR SHARES AS A RESULT OF SUCH ACTIONS.

Exercise of Appraisal Rights

If the merger is completed, our stockholders are entitled to appraisal rights under Section 18-1092 of the Oklahoma General Corporation Act (“OGCA”), provided that they comply with the conditions established by Section 18-1092.

The discussion below is not a complete summary regarding a Cyberfund stockholder's appraisal rights under Oklahoma law and is qualified in its entirety by reference to the text of the relevant provisions of Oklahoma law, which are attached to this Information Statement as Exhibit 4. Stockholders intending to exercise appraisal rights should carefully review Exhibit 4. Failure to follow precisely any of the statutory procedures set forth in Exhibit 4 may result in a termination or waiver of these rights. A record holder of shares of Cyberfund capital stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who otherwise complies with the statutory requirements of Section 18-1092 and who neither votes in favor of the merger nor consents thereto in writing will be entitled to an appraisal by the Oklahoma State Court, of the fair value of his, her or its shares of Cyberfund capital stock in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of Cyberfund capital stock” are to the record holder or holders of shares of Cyberfund capital stock. Except as described herein, stockholders of Cyberfund will not be entitled to appraisal rights in connection with the merger.

Under Section 18-1092, where a merger is to be submitted for approval at a meeting of stockholders, not fewer than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 18-1092. This Information Statement shall constitute such notice to the record holders of Cyberfund capital stock.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 18-1092. Those conditions include the following:

•
Stockholders electing to exercise appraisal rights must not vote “for” the adoption of the merger agreement. Voting “for” the adoption of the merger agreement will result in the waiver of appraisal rights.

•
A written demand for appraisal of shares must be filed with Cyberfund before the effective date for the merger agreement described in the Information Statement. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Cyberfund capital stock. The written demand for appraisal of shares is separate from a vote against the merger agreement or an abstention from such vote. That is, failure to vote against, or abstain from voting on, the merger will not satisfy your obligation to make a written demand for appraisal.

•
A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Cyberfund capital stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

•
A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Cyberfund, Inc. c/o ROK Entertainment Group Ltd., ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton WV7 3AU, United Kingdom.

Within 10 days after the effective time of the merger, Cyberfund must provide notice of the effective time of the merger to all Cyberfund stockholders who have complied with Section 18-1092 and have not voted in favor of the adoption of the merger agreement.

Within 120 days after the effective time of the merger, either Cyberfund or any stockholder who has complied with the required conditions of Section 18-1092 may file a petition in the Oklahoma Court, with a copy served on Cyberfund in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all stockholders seeking to exercise appraisal rights. There is no present intent on the part of Cyberfund to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that Cyberfund will file such a petition or that Cyberfund will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Cyberfund capital stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 18-1092.

Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 18-1092 will be entitled, upon written request, to receive from Cyberfund a statement setting forth the aggregate number of shares of Cyberfund common stock and Cyberfund convertible preferred stock not voting in favor of the adoption of the merger agreement and with respect to which demands for appraisal were received by Cyberfund and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the stockholder's request has been received by Cyberfund or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

If a petition for an appraisal is timely filed and a copy thereof is served upon Cyberfund, Cyberfund will then be obligated, within 20 days after service, to file in the office of the Oklahoma court a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to stockholders, as required by the Oklahoma Court, at the hearing on such petition, the Oklahoma Court will determine which stockholders are entitled to appraisal rights. The Oklahoma Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Oklahoma Court for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Oklahoma Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Oklahoma Court will appraise the shares of Cyberfund capital stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

Although the board of directors of Cyberfund believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Oklahoma Court, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the merger agreement. Moreover, Cyberfund does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 18-1092, the “fair value” of a share of Cyberfund capital stock is less than the merger consideration. In determining “fair value,” the Oklahoma Court is required to take into account all relevant factors. The cost of the appraisal proceeding, which does not include attorneys' or experts' fees, may be determined by the Oklahoma Court and taxed against the dissenting stockholder and/or Cyberfund as the Oklahoma Court deems equitable under the circumstances. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder, the Oklahoma Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any stockholder who has duly demanded appraisal in compliance with Section 18-1092 will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with the consent of Cyberfund. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal, if available, will cease. Inasmuch as Cyberfund has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to Cyberfund a written withdrawal of his, her or its demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Cyberfund and (ii) that no appraisal proceeding in the Oklahoma Court shall be dismissed as to any stockholder without the approval of the Oklahoma Court, and such approval may be conditioned upon such terms as the Oklahoma Court deems just.

Failure by any Cyberfund stockholder to comply fully with the procedures described above and set forth in Exhibit 4 to this Information Statement may result in termination of such stockholder's appraisal rights. In view of the complexity of exercising appraisal rights under Oklahoma law, any Cyberfund stockholder considering exercising these rights should consult with legal counsel.

STOCKHOLDER PROPOSAL NO. 3

Ratification of Adoption of the

ROK Entertainment Group Inc.

2007 Incentive Compensation Plan

2007 Incentive Compensation Plan

On November 14, 2007, our board of directors and, on November 27, 2007, holders of a majority of our outstanding shares of common stock adopted and approved a new 2007 Incentive Compensation Plan, the form of which is attached as Exhibit 5. The purpose of our Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date.

Administration. Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility. The persons eligible to receive awards under our Incentive Compensation Plan are the officers, directors, employees, consultants and other persons who provide services to us. An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards. Our Incentive Compensation Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards. Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations. The total number of shares of common stock that may be subject to the granting of awards under our Incentive Compensation Plan at any time during the term of the Plan will be equal to 9,000,000 shares. This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Our Incentive Compensation Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any 12-month period, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plan may not exceed 1,800,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $2,000,000 multiplied by the number of full years in the performance period.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock. The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under our Incentive Compensation Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards. Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Incentive Compensation Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Incentive Compensation Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan. Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

None of our officers, directors or any of their respective affiliates has any interest in any of the matters to be acted upon, as set forth in this information statement.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of November 14, 2007, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)

5% Stockholders:

DeJoria Family Trust	10,049,593(4)	19.9%

RBC Trustees (Guernsey) Limited as trustee of The ROK Asset Management Limited Unapproved Pension Scheme	6,983,934	13.9%

St. Anne’s Trustees Limited as trustee of The Rok Group Limited Unapproved Pension Scheme	6,629,584	13.2%

John Paul DeJoria Nevada Trust	4,522,062(5	9.0%

Executive Officers, Present and Directors and Proposed Directors:

Jonathan Kendrick	2,087,830(6	4.0%

Laurence Alexander	1,342,032(7)	2.6%

James Kendrick	416,635(8)	*

Alex Renny	83,441(9)	*

Mark G. Hollo(10)	3,979,830(11)	7.9%

William J. Reilly(10)	--	*

Lord (Benjamin) Mancroft	152,975(12)	*

All executive officers, present directors and proposed directors as a group (7 persons)	8,062,743(13)	15.0%

* Less than one percent.

(1)
The address of each person (other than Messrs. Hollo and Reilly) is c/o ROK Entertainment Group Limited, ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton WV7 3AU, United Kingdom.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after November 14, 2007, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 50,250,876 shares of common stock outstanding on November 14, 2007. The shares of common stock and shares underlying stock options are deemed outstanding for purposes of computing the percentage of the person holding such stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)	Includes currently exercisable stock options to purchase 221,552 shares of common stock.

(5)	Includes currently exercisable stock options to purchase 221,552 shares of common stock.

(6)	Includes currently exercisable stock options to purchase 1,613,186 shares of common stock, of which options to purchase 1,112, 542 shares are held by Mr. Kendrick’s spouse.

(7)	Represents currently exercisable stock options to purchase shares of common stock.

(8)	Includes currently exercisable stock options to purchase 349,883 shares of common stock.

(9)	Represents currently exercisable stock options to purchase shares of common stock held by Mr. Renny’s spouse.

(10)	The address of Messrs. Hollo and Reilly is 401 Broadway, Suite 912, New York, New York 10013.

(11)	Shares owned by record by BR Trust, an entity controlled by Mr. Hollo.

(12)	Represents currently exercisable stock options to purchase shares of common stock.

(13)	Includes currently exercisable stock options to purchase an aggregate of 3,541,517 shares of common stock.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements as such term is defined by the U.S. Securities and Exchange Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the Securities and Exchange Commission, or SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all reports.

COPIES OF PUBLIC FILINGS

We will furnish a copy of our annual report on Form 10-KSB for the year ended December 31, 2006 and any exhibit referred to in that filing without charge to each person to whom this information statement is delivered upon written or oral request by first class mail or other equally prompt means within one business day of receipt of such request. Any request should be directed to our chief financial officer at c/o ROK Entertainment Group Ltd., ROK House, Kingswood Business Park, Holyhead Road, Albrighton, Wolverhampton WV7 3AU, United Kingdom, telephone 44-1902-374896.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Reports and other information can be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Room 1580, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about its public reference room. Most of our filings also are available to you free of charge at the SEC’s website at http://www.sec.gov or on our website at http://www.rokcorp.com.

By order of the board of directors, /s/ Laurence Alexander Laurence Alexander President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit 1:	Form of Agreement and Plan of Merger.

Exhibit 2:	Form of Certificate of Incorporation of ROK Entertainment Group Inc.

Exhibit 3:	Form of By-laws of ROK Entertainment Group Inc.

Exhibit 4:	Oklahoma Law Governing Dissenter’s Rights of Appraisal.

Exhibit 5:	ROK Entertainment Group Inc. 2007 Incentive Compensation Plan.